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                                                                       EXHIBIT 1
                                                                       ---------
                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Idenix Pharmaceuticals, Inc., a Delaware corporation.


Date: November 2, 2005

                                             NOVARTIS AG


                                             By: /s/ Peter Kornicker
                                                --------------------------------
                                                Name: Peter Kornicker
                                                Title: Authorized Signatory


                                             By: /s/ Thomas Huggenberger
                                                --------------------------------
                                                Name: Thomas Huggenberger
                                                Title: Authorized Signatory


                                             NOVARTIS PHARMA AG


                                             By: /s/ Matthias Runge
                                                --------------------------------
                                                Name: Matthias Runge
                                                Title: Head of Legal Ophtha and
                                                       Oncology Europe

                                             By: /s/  Joseph Mamie
                                                --------------------------------
                                                Name: Joseph Mamie
                                                Title: Head Operational Treasury



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